Exhibit (e)(13) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

EXHIBIT A

to

Distribution Agreement

PORTFOLIOS

Huntington Dividend Capture Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Tax-Free Money Fund	Class A Shares, Institutional Shares
Huntington Growth Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Income Equity Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Intermediate Government Income Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington International Equity Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Macro 100 Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Mid Corp America Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Money Market Fund	Class A Shares, Class B Shares, Institutional Shares, Interfund Shares
Huntington Mortgage Securities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington New Economy Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares
Huntington Ohio Tax-Free Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Real Strategies Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Rotating Markets Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Institutional Shares
Huntington Situs Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Technical Opportunities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares
Huntington Balanced Allocation Fund	Class A Shares*
Huntington Conservative Allocation Fund	Class A Shares*
Huntington Growth Allocation Fund	Class A Shares*
Huntington Global Select Markets Fund	Class A Shares, Institutional Shares

Huntington VA Balanced Fund
Huntington VA Dividend Capture Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA International Equity Fund
Huntington VA Macro 100 Fund
Huntington VA Mid Corp America Fund
Huntington VA Mortgage Securities Fund
Huntington VA New Economy Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Situs Fund

*	The Huntington Balanced Allocation Fund, Conservative Allocation Fund and Growth Allocation Fund, unlike all other Class A Shares hereunder, do not pay or accrue a monthly shareholder service fee as set forth in Exhibit B.

Plus such additional portfolios as may be agreed upon to from time to time between Distributor and the Fund.

Dated: December 28, 2009

#101374315

This Exhibit A, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Distribution Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 28th day of December, 2009.

THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman	Date: December 28, 2009
Print Name:	B. Randolph Bateman
Title:	President
Attest:	Alicia Griffin Powell

UNIFIED FINANCIAL SECURITIES, INC.

By:	/s/ Melissa K. Gallagher	Date: December 28, 2009
Print Name:	Melissa K. Gallagher
Title:	President
Attest:	/s/ illegible signature

Unified Financial Securities, Inc.	04/01/2009	The Huntington Funds - 2